CAPFILM, INC.
                            UNAUDITED BALANCE SHEET
                               DECEMBER 31, 1997

************************************ ASSETS ************************************

Current Assets
  CASH
     Cash-Lee National, Pay/Acc         2,427.54
     Cash-Summit Bank, Gen/Acc          6,697.68
     Cash-Petty Cash                      400.00       9,525.22
                                   -------------
  ACCOUNTS RECEIVABLE-NET

  INVENTORY

  CONSIGNED INVENTORY

  LOANS AND EXCHANGES

  PREPAID EXPENSES
     Prepaid-Interest, Lab Equip.         803.04
     Prepaid-Insurance, Auto              558.13
     Prepaid-Insurance, Boiler            562.74
     Prepaid-Insurance, Package         1,786.87
     Prepaid-Insurance, W/Comp.        28,514.00      32,224.78
                                   -------------  -------------
                                                                     41,750.00

Total Current Assets

Property, Plant & Equip.
  PROPERTY, PLANT & EQUIPMENT
     Assets-Plant                   1,462,960.15   1,462,960.15
                                   -------------
  ACCUMULATED DEPRECIATION
     Accum Deprec-Plant              (567,741.87)   (567,741.87)
                                   -------------  -------------
Total Property, Plant & Equip.                                      895,218.28

Other Assets
  OTHER ASSETS
     Security Deposits                 10,117.98      10,117.98
                                   -------------  -------------
Total Other Assets                                                   10,117.98
                                                                 -------------
TOTAL ASSETS ..................................................     947,086.26
                                                                 =============
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************************** LIABILITIES & FUND BALANCE **************************
Current Liabilities

  INSTALLMENT-SUMMIT BANK

  INSTALLMENT-CHRYSLER CREDIT

  INSTALLMENT-G.M.A.C.

  INSTALLMENT-PERKIN ELMER
     Installment-Perkin Elmer           6,741.48       6,741.48
                                   -------------
  INSTALLMENT-BAYER, A.G.

  ACCOUNTS PAYABLE
     Payable-Trade                    355,352.45
     Payable-ECI, Material            278,596.87
     Payable-Computer                  20,824.73
     Payable-ECI Bayer Agreement       30,874.33     685,646.38
                                   -------------
  NOTES PAYABLE
     Notes-Debentures                  25,000.00      25,000.00
                                   -------------
  ACCRUED PAYROLL AND TAXES
     Accrued-FICA                          20.00
     Accrued-Federal WT                    11.00
     Accrued-Mass. WT                       7.73
     Accrued-FUI                        1,274.05       1,312.78
                                   -------------
  ACCRUED INTEREST
     Accrued Interest-Debentures       34,666.86      34,666.86
                                   -------------
  OTHER ACCRUED LIABILITIES
     Accrued-Other Expenses            20,000.00
     Accrued-Workers Comp.             34,068.00      54,086.00
                                   -------------  -------------
Total Current Liabilities                                           807,435.50

Long Term Liabilities
  NOTES & INSTALLMENTS PAYABLE
     Note Payable-E.C.I.               80,000.72
     Note Payable-Shareholder          40,000.00
     Note Payable-Debenture            15,000.00
     Note Payable-Perkin Elmer          2,858.96     137,859.68
                                   -------------  -------------
Total Long Term Liabilities                                         137,859.68
                                                                 -------------
TOTAL LIABILITIES                                                   945,295.18

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************************** LIABILITIES & FUND BALANCE **************************
Shareholders' Equity
  COMMON STOCK
     Common Stock                      23,223.40      23,223.40
                                   -------------
  PAID-IN CAPITAL
     Paid-in Capital                6,406,204.42   6,406,204.42
                                   -------------
  DEFICIT IN RETAINED EARNINGS
     Retained Earnings             (7,567,862.21) (7,567,862.21)
                                   -------------
* Current Year Revenue                             1,140,225.47
                                                  -------------
Total Shareholders' Equity                                            1,791.08
                                                                 -------------
TOTAL LIABILITES AND FUND BALANCE .............................     947,086.26
                                                                 =============